                                                                     Exhibit 4.8
================================================================================

                                                                  CONFORMED COPY

                              ARCH CHEMICALS, INC.

                      $149,000,000 Senior Notes, Series A,
                               due March 20, 2007

                       $62,000,000 Senior Notes, Series B,
                               due March 20, 2009

                                ----------------

                             NOTE PURCHASE AGREEMENT

                                ----------------

                           DATED AS OF MARCH 20, 2002

================================================================================

                                           TABLE OF CONTENTS

SECTION                                          HEADING                                                  PAGE
SECTION 1.           AUTHORIZATION OF NOTES...............................................................  1

    Section 1.1.     Description of Notes.................................................................  1
    Section 1.2.     Applicable Interest Rates............................................................  1

SECTION 2.           SALE AND PURCHASE OF NOTES...........................................................  2

    Section 2.1.     Notes................................................................................  2

SECTION 3.           CLOSING..............................................................................  2

SECTION 4.           CONDITIONS TO CLOSING................................................................  2

    Section 4.1.     Representations and Warranties.......................................................  2
    Section 4.2.     Performance; No Default..............................................................  3
    Section 4.3.     Compliance Certificates..............................................................  3
    Section 4.4.     Opinions of Counsel..................................................................  3
    Section 4.5.     Purchase Permitted by Applicable Law, Etc............................................  3
    Section 4.6.     Related Transactions.................................................................  4
    Section 4.7.     Payment of Special Counsel Fees......................................................  4
    Section 4.8.     Private Placement Number.............................................................  4
    Section 4.9.     Changes in Corporate Structure.......................................................  4
    Section 4.10.    Proceedings and Documents............................................................  4

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................  4

    Section 5.1.     Organization; Power and Authority....................................................  4
    Section 5.2.     Authorization, Etc...................................................................  5
    Section 5.3.     Disclosure...........................................................................  5
    Section 5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.....................  5
    Section 5.5.     Financial Statements.................................................................  6
    Section 5.6.     Compliance with Laws, Other Instruments, Etc.........................................  6
    Section 5.7.     Governmental Authorizations, Etc.....................................................  6
    Section 5.8.     Litigation; Observance of Statutes and Orders........................................  6
    Section 5.9.     Taxes................................................................................  7
    Section 5.10.    Title to Property; Leases............................................................  7
    Section 5.11.    Licenses, Permits, Etc...............................................................  7
    Section 5.12.    Compliance with ERISA................................................................  8
    Section 5.13.    Private Offering by the Company......................................................  8
    Section 5.14.    Use of Proceeds; Margin Regulations..................................................  9
    Section 5.15.    Existing Debt; Future Liens..........................................................  9
    Section 5.16.    Foreign Assets Control Regulations, Etc.............................................. 10
    Section 5.17.    Status under Certain Statutes........................................................ 10

    Section 5.18.    Environmental Matters...............................................................  10

SECTION 6.           REPRESENTATIONS OF THE PURCHASER....................................................  10

    Section 6.1.     Purchase for Investment.............................................................  10
    Section 6.2.     Source of Funds.....................................................................  11
    Section 6.3.     Accredited Investor/No Solicitation.................................................  12

SECTION 7.           INFORMATION AS TO COMPANY...........................................................  12

    Section 7.1.     Financial and Business Information..................................................  12
    Section 7.2.     Officer's Certificate...............................................................  15
    Section 7.3.     Inspection..........................................................................  16

SECTION 8.           PAYMENT OF THE NOTES................................................................  16

    Section 8.1.     Required Payments...................................................................  16
    Section 8.2.     Optional Prepayments with Make-Whole Amount.........................................  16
    Section 8.3.     Allocation of Partial Prepayments...................................................  17
    Section 8.4.     Maturity; Surrender, Etc............................................................  17
    Section 8.5.     Purchase of Notes...................................................................  17
    Section 8.6.     Make-Whole Amount for Notes.........................................................  17
    Section 8.7.     Change in Control...................................................................  19

SECTION 9.           AFFIRMATIVE COVENANTS...............................................................  21

    Section 9.1.     Compliance with Law.................................................................  21
    Section 9.2.     Insurance...........................................................................  21
    Section 9.3.     Maintenance of Properties...........................................................  21
    Section 9.4.     Payment of Taxes and Claims.........................................................  21
    Section 9.5.     Corporate Existence, Etc............................................................  22

SECTION 10.          NEGATIVE COVENANTS..................................................................  22

    Section 10.1.    Limitation on Debt..................................................................  22
    Section 10.2.    Limitation on Debt of Subsidiaries..................................................  22
    Section 10.3.    Fixed Charge Coverage Ratio.........................................................  23
    Section 10.4.    Limitation on Liens.................................................................  23
    Section 10.5     Restricted Payments.................................................................  25
    Section 10.6.    Sales of Asset......................................................................  25
    Section 10.7.    Merger, Consolidation and Sale of Stock.............................................  26
    Section 10.8.    Nature of Business..................................................................  27
    Section 10.9.    Transactions with Affiliates........................................................  28
    Section 10.10.   Limitation on Securitization Transactions...........................................  28

SECTION 11.          EVENTS OF DEFAULT...................................................................  28

SECTION 12.          REMEDIES ON DEFAULT, ETC............................................................  30

    Section 12.1.    Acceleration........................................................................  30
    Section 12.2.    Other Remedies......................................................................  31
    Section 12.3.    Rescission..........................................................................  31
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc...................................  31

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................................  31

    Section 13.1.    Registration of Notes...............................................................  31
    Section 13.2.    Transfer and Exchange of Notes......................................................  32
    Section 13.3.    Replacement of Notes................................................................  32

SECTION 14.          PAYMENTS ON NOTES...................................................................  33

    Section 14.1.    Place of Payment....................................................................  33
    Section 14.2.    Home Office Payment.................................................................  33

SECTION 15.          EXPENSES, ETC.......................................................................  33

    Section 15.1.    Transaction Expenses................................................................  33
    Section 15.2.    Survival............................................................................  34

SECTION 16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........................  34

SECTION 17.          AMENDMENT AND WAIVER................................................................  34

    Section 17.1.    Requirements........................................................................  34
    Section 17.2.    Solicitation of Holders of Notes....................................................  34
    Section 17.3.    Binding Effect, Etc.................................................................  35
    Section 17.4.    Notes Held by Company, Etc..........................................................  35

SECTION 18.          NOTICES.............................................................................  35

SECTION 19.          REPRODUCTION OF DOCUMENTS...........................................................  36

SECTION 20.          CONFIDENTIAL INFORMATION............................................................  36

SECTION 21.          SUBSTITUTION OF PURCHASER...........................................................  37

SECTION 22.          MISCELLANEOUS.......................................................................  37

    Section 22.1.    Successors and Assigns..............................................................  37
    Section 22.2.    Payments Due on Non-Business Days...................................................  38
    Section 22.3.    Severability........................................................................  38
    Section 22.4.    Construction........................................................................  38
    Section 22.5.    Counterparts........................................................................  38
    Section 22.6.    Governing Law.......................................................................  38

SCHEDULE A           --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B           --     DEFINED TERMS

SCHEDULE 4.9         --     Changes in Corporate Structure

SCHEDULE 5.4         --     Subsidiaries of the Company, Ownership of Subsidiary Stock, Affiliates

SCHEDULE 5.5         --     Financial Statements

SCHEDULE 5.11        --     Licenses, Permits, Etc.

SCHEDULE 5.15        --     Existing Debt

SCHEDULE 10.4        --     Existing Liens

EXHIBIT 1(a)         --     Form of Senior Note, Series A, due March 20, 2007

EXHIBIT 1(b)         --     Form of Senior Note, Series B, due March 20, 2009

EXHIBIT 4.4(a)       --     Form of Opinion of Special Virginia Counsel to the Company

EXHIBIT 4.4(b)       --     Form of Opinion of General Counsel to the Company

EXHIBIT 4.4(c)       --     Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(d)       --     Form of Opinion of Special Counsel to the Purchasers

                              ARCH CHEMICALS, INC.
                                  501 MERRITT 7
                           NORWALK, CONNECTICUT 06851

                   SENIOR NOTES, SERIES A, DUE MARCH 20, 2007
                   SENIOR NOTES, SERIES B, DUE MARCH 20, 2009

                                                                     Dated as of
                                                                  March 20, 2002

TO THE PURCHASERS LISTED IN
       THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         ARCH CHEMICALS, INC., a Virginia corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1.           AUTHORIZATION OF NOTES.

         Section 1.1. Description of Notes. The Company will authorize the issue and sale of (i) $149,000,000 aggregate principal amount of its Senior Notes, Series A, due March 20, 2007 (the "Series A Notes"), and (ii) $62,000,000 aggregate principal amount of its Senior Notes, Series B, due March 20, 2009 (the "Series B Notes," and together with the Series A Notes, the "Notes"). The term "Notes" shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         Section 1.2. Applicable Interest Rates. (a) The Series A Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of issuance at the Series A Applicable Rate, payable semiannually on March 20 and September 20 in each year, commencing September 20, 2002, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal and premium (as provided herein) and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at the Series A Overdue Rate until paid.

         (b) The Series B Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of issuance at the Series B Applicable Rate, payable semiannually on March 20 and September 20 in each year,

                                   SCHEDULE A
                          (to Note Purchase Agreement)
commencing September 20, 2002, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and interest (so computed) on any overdue principal and premium (as provided herein) and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at the Series B Overdue Rate until paid.

SECTION 2.           SALE AND PURCHASE OF NOTES.

         Section 2.1. Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

SECTION 3.           CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing (the
"Closing") on March 20, 2002 or on such other Business Day thereafter on or prior to March 22, 2002 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [withheld], account name Arch Chemicals, Inc., at JPMorgan Chase Bank, New York, New York, ABA Number 021000021. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.           CONDITIONS TO CLOSING.

         The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of Closing.

         Section 4.2. Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

         Section 4.3.   Compliance Certificates.

                   (a) Officer's Certificate of the Company. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                   (b) Secretary's Certificate of the Company. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

         Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing, (a) from Hunton & Williams, special Virginia counsel to the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to such Purchaser), (b) from Sarah A. O'Connor, General Counsel of the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (c) from Cravath, Swaine & Moore, special counsel for the Company, covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to such Purchaser), and (d) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(d) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of Closing each purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's

Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

         Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or, except as reflected in
Schedule 4.9, been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agents, Banc of America Securities LLC, JP Morgan Securities Inc. and First Union Securities, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated February, 2002 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (excluding (i) forward looking information, including financial projections and forecasts, provided by the Company which were based on assumptions which the Company believes to be reasonable in the aggregate and (ii) information specifically referenced in the Memorandum as being from a third party source and which the Company has no reason to believe is inaccurate) and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since September 30, 2001, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable (to the extent such concept is applicable by law) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 or permitted by Section 10.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary other than contractual restrictions imposed on an SPE and on the Company and its Subsidiaries with respect to any such SPE in connection with any Securitization Transaction.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes does not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 5.9. Taxes. The Company and its Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The federal income tax returns of the consolidated group consisting of the Company and its Subsidiaries have not been audited by the Internal Revenue Service.

         Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such Material properties reflected in the most recent audited balance sheet referred to in
Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or in connection with the disposition of all or part of the Hickson Organics Business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11.   Licenses, Permits, Etc. Except as disclosed in
Schedule 5.11,

                   (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                   (b) to the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any Material license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                   (c) to the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any Material patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

        Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b)  With respect to each Plan subject to Section 412 of the Code or
Section 302 of ERISA: (i) such Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable individually and in the aggregate; and (ii) as of January 1, 2001 (the Plan's most recent actuarial valuation report), the fair market value of the assets of each such Plan exceeded the actuarial present value of accumulated Plan benefits based on the Plan's valuation assumptions and an 8% interest rate.

         (c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently audited fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited financial statements of the Company and its Subsidiaries.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

         Section 5.13. Private Offering by the Company. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D) or any other Person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has
(i) solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) solicited offers for, or offered or sold, the Notes to any Person other than sixty-seven Institutional Investors (including the Purchasers), each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act. Neither the Company nor, to its knowledge, anyone acting on its behalf has taken any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes of the Company and its Subsidiaries (including the repayment of Debt of the Company and its Subsidiaries). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary in an unpaid principal amount in excess of $1,000,000 in any one case or $5,000,000 in the aggregate, and no event or condition exists with respect to any Debt of the Company or any Subsidiary in an unpaid principal amount in excess of $1,000,000 in any one case or $5,000,000 in the aggregate, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

         Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging damage to the environment or any violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or to other assets now or formerly owned, leased or operated by any of them or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws and in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.           REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not as a nominee or agent for any other Person and not with a view to the distribution or public offering thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser acknowledges that it has been offered access to all information relating to the Company and its Affiliates and all information relating to the Notes, in each case that it has requested or which it deemed necessary to evaluate its investment in the Notes.

         Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser prior to the execution and delivery of this Agreement has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c) prior to the execution and delivery of this Agreement; or

                   (d)  the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which prior to the execution and delivery of this Agreement has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                   (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this
Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         Section 6.3. Accredited Investor/No Solicitation. Each Purchaser (a) is an "accredited investor" within the meaning of Rule 501(a) of Regulation D,
(b) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes, (c) is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Notes and (d) has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising with the meaning of Rule 502(e) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

SECTION 7.           INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), two copies of,

                            (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                            (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                   (b) Annual Statements -- within 100 days after the end of each fiscal year of the Company, duplicate copies of,

                            (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                            (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder and other than those on Form S-8), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission containing information of a financial nature and of all press releases made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA Matters -- promptly, and in any event within thirty days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                            (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                            (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                   (g) Bank Agreements -- promptly, and in any event within 5 Business Days, following (i) execution thereof, definitive copies of all material bank credit agreements and all amendments or waivers relating to material bank credit agreements to which the Company and its Subsidiaries are a party, and (ii) delivery thereof, copies of all written financial information furnished after the date of this Agreement to the financial institutions which are parties to such material bank credit agreements in connection therewith (to the extent not already furnished to the Purchasers);

                   (h) Notice of Interest Rate Adjustment -- not more than 35 days after the end of each Applicable Quarter, the Company will give written notice to each holder of the Notes of the preliminary determination by the Company of the Leverage Ratio for such quarter and on each Determination Date, the Company will give written notice to each holder of the Notes of the final determination by the Company of the Leverage Ratio for such quarter which notice shall set forth the calculation of the Leverage Ratio for such quarter in reasonable detail; and

                   (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes except to the extent prohibited by law, rule, regulation or binding agreement entered into in good faith with third parties.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through
         Section 10.3, Section 10.4(k), Section 10.5, Section 10.6 and Section
         10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the end of such quarterly or annual period and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default and that to the knowledge of such officer, no such condition or event exists at the date of such certificate or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) No Default -- if no Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

                   (b) Default -- if an Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.           PAYMENT OF THE NOTES.

         Section 8.1. Required Payments. (a) The entire principal amount of the Series A Notes shall become due and payable on March 20, 2007.

         (b) The entire principal amount of the Series B Notes shall become due and payable on March 20, 2009.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note then outstanding. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8 or Section 10.6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to but not including such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.6. Make-Whole Amount for Notes. The term "Make-Whole Amount" means with respect to a Note of any Series an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                   "Called Principal" means, with respect to a Note of any Series, the principal of such Note that is to be prepaid pursuant to
         Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                   "Discounted Value" means, with respect to the Called Principal of a Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note of such Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                   "Reinvestment Yield" means, with respect to the Called Principal of a Note of any Series, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                   "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                   "Remaining Scheduled Payments" means, with respect to the Called Principal of a Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                   "Settlement Date" means, with respect to the Called Principal of a Note of any Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         Section 8.7.   Change in Control.

         (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

         (b) Condition to Company Action. The Company will not take any action that consummates a Change in Control (other than a Change in Control over which the Company has no Control) unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this
Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

         (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

         (d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

         (e)  Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.7 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment (but without payment of any Make-Whole Amount). On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

         (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

         (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.7 and, if it is the case, is conditioned upon the occurrence of the Change in Control; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions for giving notice under this Section 8.7 have been fulfilled; (vi) in reasonable detail, the nature and date (or expected date) of the Change in Control; and (vii) that the failure to respond to such offer of prepayment shall constitute a rejection of such offer.

         (h) "Change in Control" Defined. "Change in Control" means each and every issue, sale or other disposition of shares of stock of the Company which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 51% of the total voting power of all classes then outstanding of the Company's voting stock.

         (i)  "Control Event" Defined. "Control Event" means:

                   (a) the execution by the Company or any of its Subsidiaries or Affiliates of any written agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, could reasonably be expected to result in a Change in Control;

                   (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                   (c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control unless such offer is rejected or expires pursuant to its terms prior to the date on which notice of such Change in Control is required to be delivered pursuant to Section 8.7(a).

SECTION 9.           AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.4, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes and assessments in the aggregate could not have a Material Adverse Effect.

         Section 9.5. Corporate Existence, Etc. Subject to Sections 10.6 and 10.7, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 10.  NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Limitation on Debt. The Company will not at any time permit:

                   (a) the Consolidated Leverage Ratio to exceed 4.5 to 1 as of the last day of each fiscal quarter ending on or prior to December 31, 2002, and 3.5 to 1 as of the last day of each fiscal quarter thereafter;

                   (b) Consolidated Debt to exceed 55% of Total Capitalization; and

                   (c) Priority Debt to exceed (i) 15% of Consolidated Net Worth if Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding the date of determination is less than or equal to $100,000,000 or (ii) 20% of Consolidated Net Worth if Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding the date of determination is greater than $100,000,000.

         Section 10.2. Limitation on Debt of Subsidiaries. The Company will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Debt other than:

                   (a) Debt of a Subsidiary owed to the Company or a Wholly-owned Subsidiary;

                   (b) Debt of a Subsidiary existing on the date of Closing;

                   (c) Debt of a Subsidiary permitted by Section 10.4(g), (h), and (j);

                   (d) unsecured Debt outstanding at the time any Person becomes a Subsidiary; provided that (i) such Debt shall not have been incurred in contemplation of such Person becoming a Subsidiary, and (ii) at the time such Person becomes a Subsidiary and after giving effect thereto no Default or Event of Default shall exist; provided that any extension, renewal or refunding of such Debt shall be done in compliance with clause (e) of this Section 10.2; and

                   (e) Priority Debt which does not exceed (i) 15% of Consolidated Net Worth if Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding the date of determination is less than or equal to $100,000,000 or (ii) 20% of Consolidated Net Worth if Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding the date of determination is greater than $100,000,000.

         Section 10.3. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio to be less than 2.0 to 1 as of the last day of each fiscal quarter occurring on or prior to December 31, 2002, and 2.25 to 1 as of the last day of each fiscal quarter occurring thereafter.

         Section 10.4. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                   (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                   (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                   (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

                   (d) leases or subleases granted to others, easements, rights-of-way, minor survey exceptions, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of all property of the Company and its Subsidiaries taken as a whole;

                   (e) Liens securing Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                   (f) Liens existing as of the date of Closing and reflected in
         Schedule 10.4;

                   (g) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 180 days of such acquisition or the completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

                   (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property,
         (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

                   (i) Liens granted by the Company and its Subsidiaries in connection with a Securitization Transaction to secure obligations incurred in connection with the transfer or sale of Receivables; provided that (i) such Liens shall extend solely to the Receivables which are included in such Securitization Transaction and (ii) the obligations secured by such Liens do not constitute Debt of the Company or any Subsidiary;

                   (j) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (e), (f), (g), (h), and (i) of this Section 10.4, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased or the maturity thereof reduced on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                   (k) in addition to the Liens permitted by the preceding subparagraphs (a) through (j), inclusive, of this Section 10.4, Liens securing Debt of the Company or any Subsidiary, provided that the aggregate principal amount of Debt secured by Liens pursuant to this
         Section 10.4(k) shall be permitted by Section 10.1(c).

         Section 10.5 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment unless immediately after giving effect to such action:

                   (a) the aggregate amount of Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing with the date of Closing, and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed the sum of (i) $65,000,000, plus (ii) 50% of Consolidated Adjusted Net Income for such period (or minus 50% of Consolidated Adjusted Net Income for such period if Consolidated Adjusted Net Income for such period is a loss), and

                   (b) no Default or Event of Default would exist.

         The Company will not, nor will it permit any of its Subsidiaries to, become obligated to make any Restricted Payment more than 60 days after the date on which such obligation is created.

         Section 10.6. Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within 365 days of such sale, lease or disposition, in any combination:

                   (1) to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the Net Proceeds received from such sale, lease or disposition; or

                   (2) to prepay or retire any Senior Debt of the Company and/or its Subsidiaries; provided that the Company (i) shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, without the payment of the Make-Whole Amount.

         Any offer of prepayment of the Notes pursuant to this Section 10.6 shall be given to each holder of the Notes by written notice which shall be delivered not less than 30 days and not more than 60 days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment, and (iii) a calculation of the Ratable Portion for such holder's Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than 5 Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. If any holder elects not to accept such offer of prepayment, then, only for purposes of such application of an amount equal to such Net Proceeds for the prepayment of Senior Debt, the Company nevertheless will be deemed on such particular occasion to have paid Senior Debt in an amount equal to the Ratable Portion of such Note.

         As used in this Section 10.6, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) the sale or disposition of the Hickson Organics Business, in whole or in part, (iii) any transfer of assets from the Company to any Wholly-Owned Subsidiary or from any Subsidiary to the Company or a Wholly-Owned Subsidiary or any other Subsidiary with the same percentage ownership by the Company and its Subsidiaries as the transferor, (iv) any Excluded Sale and Leaseback Transaction, and (v) any sale or other disposition of Receivables in a Securitization Transaction.

         Section 10.7. Merger, Consolidation and Sale of Stock. (a) The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

                   (1) a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions (i) to, the Company or a Wholly-Owned Subsidiary or any other Subsidiary with the same percentage ownership by the Company and its Subsidiaries as such Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, or (ii) in connection with the sale of all or any part of the Hickson Organics Business or (y) convey, transfer or lease all of its assets (which may include a merger or consolidation) in compliance with the provisions of Section 10.6; and

                   (2) the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                            (a) the successor formed by such consolidation or
                   the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                            (b) if the Company is not the Successor Corporation,
                   such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                            (c) immediately after giving effect to such
                   transaction (i) the Company would be in compliance with
                   Section 10.1. and (ii) no Default or Event of Default would exist.

         (b) The Company will not permit any Subsidiary to issue or sell any shares of stock or other equity interests of any class (including as "stock" for the purposes of this Section 10.7(b), any warrants, rights or options to purchase or otherwise acquire stock or other equity interests or other securities exchangeable for or convertible into stock or other equity interests) of such Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive or contractual rights of minority shareholders in connection with the simultaneous issuance of stock or other equity interests to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary or to the extent required by local law or except for consideration equal to the Fair Market Value of such stock or other equity interests issued sold.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock or other equity interests of any Subsidiary (except to qualify directors), and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Subsidiary or to qualify directors) any shares of stock or other equity interests of any other Subsidiary, unless such sale or other disposition can be made within the limitations of Section 10.6 or this Section 10.7.

         Section 10.8. Nature of Business. The Company will not engage in any business, if, as a result, when taken as a whole, the general nature of the business of the Company would be substantially changed from the general nature of the business of the Company on the date of this Agreement.

         Section 10.9. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.10. Limitation on Securitization Transactions. The Company will not at any time permit (i) the aggregate amount of outstanding funding (including investments and advances) received by the Company or the SPE from third parties in Securitization Transactions to exceed $80,000,000, or (ii) the Fair Market Value of outstanding accounts receivable which are subject to Liens of third parties in Securitization Transactions to exceed $145,000,000.

SECTION 11.  EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                   (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt other than the Notes that is outstanding in an aggregate principal amount in excess of $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other similar agreement relating to any Debt other than the Notes in an aggregate principal amount in excess of $25,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of $25,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

                   (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $25,000,000 which are not covered by insurance underwritten by an Acceptable Insurer or as to which the insurance carrier has denied responsibility are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                   (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.  REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable default rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, the reasonable attorneys' fees, expenses and disbursements for the holders as set forth in Section 15.

SECTION 13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a

Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver not more than 5 Business Days following surrender of such Note, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided that such transferee may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.  PAYMENTS ON NOTES.

         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15.  EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of one special counsel for the Purchasers and, if reasonably required, local counsel) incurred by the Purchasers and the holders of Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and (c) the initial and annual fees imposed by the National Association of Insurance Commissioners in connection with obtaining and maintaining a rating for the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

         Section 15.2.  Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the related Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.  AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (b) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         Section 17.2.  Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.  NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing pursuant to this Section 18;

                   (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or

                   (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer (and with a copy to the Corporate Secretary of the Company), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.          SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.          MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                        Very truly yours,

                        ARCH CHEMICALS, INC.

                        By /S/ W. Paul Bush
                           Name:  W. Paul Bush
                           Title: Treasurer

Accepted as of the first date written above.

                        NORTHERN LIFE INSURANCE COMPANY

                        By: ING Investment Management LLC, as
                            Agent

                            By /S/ James V. Wittich
                               Name:   James V. Wittich
                               Title:  Senior Vice President

Accepted as of the first date written above.

                        SECURITY LIFE OF DENVER INSURANCE
                          COMPANY

                        By: ING Investment Management LLC, as Agent

                            By /S/ James V. Wittich
                               Name:   James V. Wittich
                               Title:  Senior Vice President

Accepted as of the first date written above.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY

                        By: ING Investment Management LLC, as
                            Agent

                            By /S/ James V. Wittich
                               Name:   James V. Wittich
                               Title:  Senior Vice President

Accepted as of the first date written above.

                        RELIASTAR LIFE INSURANCE COMPANY

                        By: ING Investment Management LLC, as
                            Agent

                            By /S/ James V. Wittich
                               Name:   James V. Wittich
                               Title:  Senior Vice President

Accepted as of the first date written above.

                        METROPOLITAN LIFE INSURANCE COMPANY

                        By /S/ C. Scott Inglis
                           Name:   C. Scott Inglis
                           Title:  Managing Director

Accepted as of the first date written above.

                        NEW YORK LIFE INSURANCE COMPANY

                        By /S/ Kathleen Haberkern
                           Name:   Kathleen Haberkern
                           Title:  Director

Accepted as of the first date written above.

                        NEW YORK LIFE INSURANCE AND ANNUITY
                          CORPORATION

                        By  New York Life Investment Management
                            LLC, Its Investment Manager

                            By /S/ Kathleen Haberkern
                               Name:   Kathleen Haberkern
                               Title:  Director

Accepted as of the first date written above.

                        NEW YORK LIFE INSURANCE AND ANNUITY
                          CORPORATION INSTITUTIONALLY OWNED
                          LIFE INSURANCE SEPARATE ACCOUNT

                        By New York Life Investment Management
                           LLC, Its Investment Manager

                           By /S/ Kathleen Haberkern
                              Name:   Kathleen Haberkern
                              Title:  Director

Accepted as of the first date written above.

                        NATIONWIDE LIFE INSURANCE COMPANY

                        By /S/ Mark W. Poppelman
                           Name:   Mark W. Poppelman
                           Title:  Associate Vice President

Accepted as of the first date written above.

                        NATIONWIDE LIFE AND ANNUITY INSURANCE
                          COMPANY

                        By /S/ Mark W. Poppelman
                           Name:   Mark W. Poppelman
                           Title:  Associate Vice President

Accepted as of the first date written above.

                        THE CANADA LIFE ASSURANCE COMPANY

                        By /S/ Andrew Smith
                           Name:   Andrew Smith
                           Title:  Assistant Treasurer

Accepted as of the first date written above.

                        CANADA LIFE INSURANCE COMPANY OF
                          AMERICA

                        By /S/ Andrew Smith
                           Name:   Andrew Smith
                           Title:  Assistant Treasurer

Accepted as of the first date written above.

                        ERIE INDEMNITY COMPANY, as attorney in fact,
                          for Erie Insurance Exchange

                        By /S/ Douglas F. Ziegler
                           Name:   Douglas F. Ziegler
                           Title:  Senior Vice President, Treasurer &
                                   Chief Investment Officer

Accepted as of the first date written above.

                        ERIE FAMILY LIFE INSURANCE COMPANY

                        By /S/ Douglas F. Ziegler
                           Name:   Douglas F. Ziegler
                           Title:  Senior Vice President, Treasurer &
                                   Chief Investment Officer

Accepted as of the first date written above.

                        ERIE INDEMNITY COMPANY

                        By /S/ Douglas F. Ziegler
                           Name:   Douglas F. Ziegler
                           Title:  Senior Vice President, Treasurer &
                                   Chief Investment Officer

Accepted as of the first date written above.

                        ERIE INSURANCE COMPANY

                        By /S/ Douglas F. Ziegler
                           Name:   Douglas F. Ziegler
                           Title:  Senior Vice President, Treasurer &
                                   Chief Investment Officer

Accepted as of the first date written above.

                        ERIE INSURANCE GROUP RETIREMENT TRUST
                          COMPANY

                        By /S/ Douglas F. Ziegler
                           Name:   Douglas F. Ziegler
                           Title:  Senior Vice President, Treasurer &
                                   Chief Investment Officer

Accepted as of the first date written above.

                        THE OHIO NATIONAL LIFE INSURANCE
                          COMPANY

                        By /S/ Michael A. Boedeker
                           Name:   Michael A. Boedeker
                           Title:  Senior Vice President, Investments

Accepted as of the first date written above.

                        ALLSTATE LIFE INSURANCE COMPANY

                        By /S/ Rhonda L. Hopps

                        By /S/ Ronald A. Mendel
                           Authorized Signatories

Accepted as of the first date written above.

                        ALLSTATE LIFE INSURANCE COMPANY OF NEW
                          YORK

                        By /S/ Rhonda L. Hopps

                        By /S/ Ronald A. Mendel
                           Authorized Signatories

Accepted as of the first date written above.

                        BENEFICIAL LIFE INSURANCE COMPANY

                        By /S/ Kent H. Cannon
                           Name:   Kent H. Cannon
                           Title:  President and CEO

                        By /S/ Chris M. Miller
                           Name:   Chris M. Miller
                           Title:  Senior Vice President

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acceptable Insurer" means an insurance company (i) having an A.M. Best rating of "A-" or better and being in a financial size category of VI or larger (as such category is defined as of the date hereof) or (ii) otherwise acceptable to the Required Holders.

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Applicable Quarter" means each of the fiscal quarters of the Company ending on December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Capital Lease" means, at the time of determination, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Arch Chemicals, Inc., a Virginia corporation.

         "Confidential Information" is defined in Section 20.

                                  EXHIBIT 5.4.9
                          (to Note Purchase Agreement)

         "Consolidated Adjusted Net Income" shall mean, for any period, the net income (or loss) before any cumulative effect of any accounting changes for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied plus (a) any extraordinary or special expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sale of assets outside of the ordinary course of business), and minus, to the extent included in the statement of Consolidated Net Income for such period, the sum of (a) any extraordinary or special income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, gains on the sale of assets outside of the ordinary course of business), all as determined on a consolidated basis.

         "Consolidated Debt" means the total amount of all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income and without duplication of (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles, (v) any extraordinary or special expenses or losses, and (vi) any other non-cash charges, and minus, to the extent included in Consolidated Net Income for such period, the sum of (i) interest income and
(ii) any extraordinary or special income or gains, and (iii) any other non-cash income. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition or disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.

         "Consolidated Income Available for Fixed Charges" means for any period the sum of (i) Consolidated EBITDA and (ii) Lease Rentals.

         "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Company and its Subsidiaries for such period (including imputed interest on Capital Lease Obligations), determined on a consolidated basis in accordance with GAAP. For purposes of calculation of Consolidated Interest Expense for any period, if during such period, the Company or any Subsidiary shall have made an acquisition or disposition, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto and any Debt incurred or assumed (by either the Company or any transferee) in connection therewith as if such acquisition occurred on the first day of such period.

         "Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of Consolidated Debt at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding such date of determination.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied.

                                    E-5.4.9-2

         "Consolidated Net Worth" means as of any date of determination the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP as of the last day of the fiscal quarter immediately preceding such date of determination.

         "Consolidated Total Assets" means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Debt" means, with respect to any Person, without duplication,

                   (a)  its obligations for borrowed money;

                   (b) its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable, trade receivables and other accrued liabilities arising in the ordinary course of business but including, without limitation, all obligations created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c)  its Capital Lease Obligations;

                   (d) all obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such obligations); and

                   (e) Guarantees of such Person with respect to obligations of a type described in any of clauses (a) through (d) hereof.

         Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Debt shall not include (i) obligations arising under Securitization Transactions which are not required under GAAP to appear as liabilities on the balance sheet of such Person, (ii) contingent obligations in respect of reimbursement agreements or similar agreements in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions, and (iii) the Louisiana IDB.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Determination Date" means, for each Applicable Quarter, the date upon which the Company delivers the financial reports required by Section 7.1 for such quarter; provided that the Determination Date shall be not later than 60 days following the last day of each of the first, second and third fiscal quarters and not more than 70 days following the last day of the fourth fiscal quarter.

                                    E-5.4.9-3

         "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Excess Securitization Assets" means, as of any date of determination, an amount equal to the excess, if any, of the Fair Market Value of accounts receivable which are subject to Liens in Securitization Transactions minus $100,000,000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Sale and Leaseback Transaction" shall mean any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 180 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company's board of directors or one or more officers to whom authority to enter into such transaction has been delegated by the board of directors.

         "Fixed Charge Coverage Ratio" shall mean, at any date, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters most recently ended as of such date to (b) Fixed Charges for such same period of four consecutive fiscal quarters.

         "Fixed Charges" means, with respect to any period, the sum of (i) Consolidated Interest Expense and (ii) Lease Rentals for such period.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                                    E-5.4.9-4

         "Governmental Authority" means

                   (a)  the government of

                            (i) the United States of America or any state or other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

                   (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                   (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

         In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt described in clauses (a) through (d) of the definition of Debt that is the subject of such Guaranty.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration

                                    E-5.4.9-5
of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "Hickson Organics Business" means the organic chemicals businesses of Hickson International Limited, including Hickson DanChem Corporation and Hickson and Welch Limited, acquired by the Company; such businesses being on the date hereof reflected as Discontinued Operations in the Company's consolidated financial statements as of December 31, 2001.

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of more than $5,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental required to be paid during such period by the Company or Subsidiary as lessee under all leases of real or personal property (other than Capital Leases and any lease which has an initial term of less than one year and which is not renewable by its terms solely at the option of the Company for a period of more than one year; provided that any such lease shall have annualized rentals of less than $250,000), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) which are on account of maintenance and repairs, insurance, taxes, assessments, utilities, water rates and similar charges. For purposes of calculation of Lease Rentals for any period, if during such period, the Company or any Subsidiary shall have made an acquisition or disposition, Lease Rentals for such period shall be calculated after giving pro forma effect thereto and any Lease Rentals incurred or assumed (by either the Company or any transferee) in connection therewith as if such acquisition occurred on the first day of such period.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

         "Louisiana IDB" means the $1,000,000 aggregate principal amount Industrial Development Board of the Parish of Calcasieu Inc. (Louisiana) 6% Industrial Development Revenue Bonds (Olin Corporation Project) due March 1, 2008.

         "Make-Whole Amount" shall have the meaning set forth in Section 8.6.

                                    E-5.4.9-6

         "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "Material Subsidiary" means, at any time, any Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of the Consolidated Total Assets of the Company and its Subsidiaries or (ii) 5% of consolidated revenue of the Company and its Subsidiaries.

         "Memorandum" is defined in Section 5.3.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Proceeds" means with respect to any sale of property by any Person an amount equal to (a) the aggregate amount of the consideration received by such Person in respect of such sale (valued at the Fair Market Value of such consideration at the time of such sale), minus (b) the sum of (i) all out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, and (ii) all state, federal and foreign taxes incurred, or to be incurred, by such Person in connection with such sale.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Placement Agent" means each of Banc of America Securities LLC, JP Morgan Securities, Inc. and First Union Securities, Inc.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                                    E-5.4.9-7

         "Priority Debt" means (without duplication), as of the date of any determination thereof, (i) all unsecured Debt of Subsidiaries (including all Guaranties by Subsidiaries of Debt of the Company but excluding Debt described in subparagraphs (a) through (d), inclusive, of Section 10.2), (ii) all Debt of the Company and its Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (j), inclusive, of Section 10.4, and (iii) Excess Securitization Assets.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Purchasers" means the purchasers of the Notes named in Schedule A hereto.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Ratable Portion" means, with respect to any Note, an amount equal to the product of (x) the amount equal to the Net Proceeds being so applied to the prepayment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries.

         "Receivables" means accounts receivable of the Company or any of its Subsidiaries, rights therein, collateral related thereto (including records, contracts, books, documents and other information related thereto) and all proceeds thereof.

         "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Payments" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire such shares of capital stock of the Company. Restricted Payments shall not include (a) dividends with respect to the Company's capital stock payable solely in additional shares of its common stock, (b) dividends paid or other distributions by Subsidiaries with respect to their capital stock; and (c) payments made in accordance with stock option plans or other benefit or compensation plans for management, directors or employees of the Company or any Subsidiary.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.
                                    E-5.4.9-8

         "Securitization Transaction" means the transfer or sale of Receivables to a SPE or by a SPE.

         "Senior Debt" means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Series" means any Series of Notes issued pursuant to this Agreement.

         "Series A Applicable Rate" means the rate per annum equal to 7.94%; provided that the Series A Applicable Rate shall be 8.19% if the Consolidated Leverage Ratio was greater than 3.5 but less than 4.0 as of the last day of the Applicable Quarter immediately preceding the Determination Date for such quarter, and shall be 8.44% if the Consolidated Leverage Ratio shall be 4.0 or more as of the last day of the Applicable Quarter immediately preceding the Determination Date for such quarter. Any increase or decrease in the Series A Applicable Rate shall be in effect from and including the first day of the fiscal quarter immediately following the Applicable Quarter for which a determination is made to and including the last day of such fiscal quarter. Except for adjustments in the interest rate for the Series A Notes in respect of any Applicable Quarter, the interest rate borne by the Series A Notes shall be 7.94% per annum.

         "Series B Applicable Rate" means the rate per annum equal to 8.24%; provided that the Series B Applicable Rate shall be 8.49% if the Consolidated Leverage Ratio was greater than 3.5 but less than 4.0 as of the last day of the Applicable Quarter immediately preceding the Determination Date for such quarter, and shall be 8.74% if the Consolidated Leverage Ratio shall be 4.0 or more as of the last day of the Applicable Quarter immediately preceding the Determination Date for such quarter. Any increase or decrease in the Series B Applicable Rate shall be in effect from and including the first day of the fiscal quarter immediately following the Applicable Quarter for which a determination is made to and including the last day of such fiscal quarter. Except for adjustments in the interest rate for the Series B Notes in respect of any Applicable Quarter, the interest rate borne by the Series B Notes shall be 8.24% per annum.

         "Series A Notes" is defined in Section 1 of this Agreement.

         "Series B Notes" is defined in Section 1 of this Agreement.

         "Series A Overdue Rate" as of any date means that rate of interest that is the greater of (i) 2.0% per annum above the Series A Applicable Rate or (ii) 2.0% per annum over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "base" or "prime" rate.

         "Series B Overdue Rate" as of any date means that rate of interest that is the greater of (i) 2.0% per annum above the Series B Applicable Rate or (ii) 2.0% per annum over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "base" or "prime" rate.

                                    E-5.4.9-9

         "SPE" means any special purpose, bankruptcy remote entity (including a Subsidiary or Affiliate of the Company) that acquires or sells Receivables and whose obligations are not guaranteed by the Company or another Subsidiary (other than obligations arising from representations, warranties and indemnities with respect to Receivables acquired or sold by such SPE and the conduct of the business of such SPE which in each case do not constitute Debt of the Company and its Subsidiaries).

         "Subordinated Debt" means all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement and the Notes).

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Total Capitalization" means, at any time, the sum of (i) Consolidated Debt and (ii) Consolidated Net Worth, but excluding the cumulative effect of changes in accounting principles or policies promulgated by the FASB (or its successor) after the date of this Agreement which result in an increase in, or a deduction from, Consolidated Net Worth.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   E-5.4.9-10